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                                  EXHIBIT 99.1


[LOGO] MIIX


The MIIX Group
NEWS RELEASE

                                                    FOR IMMEDIATE RELEASE

                    MIIX GROUP REPORTS SECOND QUARTER RESULTS


LAWRENCEVILLE, NJ, JULY 30, 2003 -- PATRICIA A. COSTANTE, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE MIIX GROUP, INC. (OTC: MIIX), announced net operating income for the second quarter ended June 30, 2003, of $5.1 million, or $.38 per share compared to a net operating loss for the second quarter ended June 30, 2002 of $6.3 million, or $.47 per share. For the six months ended June 30, 2003, the Company had net operating income of $12.3 million or $.92 per share compared with a net operating loss of $45.3 million or $3.38 per share during the first six months of 2002. The Company had net income for the second quarter ended June 30, 2003 of $9.4 million, or $.70 per share, compared to a net loss of $6.1 million, or $.45 per share in the second quarter of 2002. The Company had net income for the six months ended June 30, 2003 of $14.7 million, or $1.10 per share, compared to a net loss of $51.5 million, or $3.85 per share in the six months ended June 30, 2002. Net operating income is a non-GAAP financial measure calculated by subtracting realized investment gains of $4.3 million and $2.4 million from GAAP net income of $9.4 million and $14.7 million for the second quarter ended June 30, 2003 and six months ended June 30, 2003, respectively. The Company reports net operating income because it believes that the fluctuation in the value of its investment portfolio can skew developments in the Company's performance.

SECOND QUARTER 2003 PERFORMANCE RESULTS

TOTAL PREMIUMS WRITTEN: Total premiums written were $0.2 million in the second quarter of 2003, a decrease of $6.3 million compared to the second quarter of 2002. This decrease in total premiums written primarily reflects the Company's cessation of writing or renewing policies during the second quarter of 2002. Activity in the second quarter of 2003 included New Jersey policy cancellations of $0.4 million, offset by tail coverage premiums written in other states of $0.5 million and other net premiums written of $0.1 million.

NET PREMIUMS EARNED: Net premiums earned for the second quarter of 2003 decreased by $41.8 million from the comparable 2002 period. The decrease in direct premiums

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earned reflects the Company's cessation of writing or renewing policies during
2002. The reduction in ceded premiums earned resulted from reduced direct earned premiums during the period.

NET INVESTMENT INCOME: Net investment income decreased $7.2 million for the second quarter of 2003 compared to 2002. The decrease in net investment income reflects the impact of declining market yields coupled with a decline in the invested asset base, as well as an increase in average short-term investments held during the second quarter of 2003.

REALIZED INVESTMENT GAINS: Net realized gains on investments were $4.4 million in the second quarter of 2003, compared to realized gains of $0.2 million in the second quarter of 2002. The realized gains primarily resulted from ongoing investment portfolio repositioning while realized losses included $1.3 million of investment write-downs in the quarter associated with Conseco/Green Tree Financial obligations.

OTHER REVENUE / EXPENSES: Other revenue/expense decreased $0.2 million for the second quarter of 2003 compared to 2002. The net other revenue and expenses of $1.3 million for the second quarter of 2003 consisted primarily of net management fees associated with administering the operations of MIIX Advantage Insurance Company of New Jersey of $0.6 million and renewal rights revenues of $0.7 million.

LOSS AND LOSS ADJUSTMENT EXPENSES: Loss and loss adjustment expenses were $4.6 million for the second quarter of 2003, compared to $54.5 million in the second quarter of 2002. The net decrease consisted of the net effect of a reduction in gross losses and allocated loss adjustment expenses incurred of $50.8 million, a reduction in ceded losses incurred of $3.0 million and a decrease in ULAE incurred of $2.1 million. The net decrease largely resulted from the reduction in net earned premiums in second quarter 2003 compared to 2002.

UNDERWRITING EXPENSES: Underwriting expenses decreased by $5.9 million in the second quarter of 2003 compared to the second quarter of 2002. The net decrease in the quarter was composed of reductions in most underwriting and administration cost categories as the result of extensive cost reduction measures taken since entering run-off in 2002.

FUNDS HELD CHARGES: Funds held charges relate to the Company's ceded reinsurance program. Funds held charges decreased by $2.0 million in the second quarter of 2003 compared to the second quarter of 2002. The decrease relates primarily to the decreased funds held balance recorded as the result of claims settlement activities.

PROVISION FOR INCOME TAXES: The income tax benefit of $2.4 million in the second quarter of 2003 reflects utilization of the Company's tax loss carryforward.

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BOOK VALUE AND SHARE INFORMATION


As of June 30, 2003, book value was $3.81 per share based on 14,564,143 outstanding shares. Excluding unrealized gains and losses, book value was $2.61 per share on the same share base.

Weighted average shares outstanding were 13,363,251 and 13,469,760 for the quarters ended June 30, 2003 and 2002, respectively.

SECOND QUARTER RESULTS CONFERENCE CALL
A conference call open to all interested participants will take place on Friday, August 1 at 8:30 a.m. ET. The call-in number is 800-406-5356. The call will be hosted by Patricia Costante, Chairman and Chief Executive Officer, and will include an overview of second quarter results provided by Allen Sugerman, Chief Financial Officer. The public is invited to participate in a listen-only mode. The Company's financial information can be viewed on its website at www.miix.com.

A replay of the call will be available from August 1, 2003 at 12:00 p.m. until August 9, 2003 at 11:59p.m. ET. The replay of the call can be accessed by dialing 888-203-1112, access code 787843.

CORPORATE INFORMATION
Headquartered in Lawrenceville, New Jersey, The MIIX Group (www.miix.com) currently protects physicians, medical professionals, medical groups, and healthcare institutions with a portfolio of claims management and consulting services. Two of The MIIX Group's insurance subsidiaries, Lawrenceville Property and Casualty Company and MIIX Insurance Company, are in solvent run-off.

FORWARD LOOKING STATEMENT
This news release contains forward- looking statements that are based on the Company's estimates and expectations concerning future events and anticipated results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward- looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. In particular, the implementation of the Company's business plan is subject to completion of financial analyses and other contingencies. These uncertainties and other factors are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, the Company having sufficient liquidity and working capital, the Company's ability to diversify its product lines, the continued adequacy of the Company's loss and loss adjustment expense reserves, the Company's avoidance of any material loss on collection of reinsurance recoverables, increased competitive pressure, the loss of significant customers, actions of applicable regulatory agencies, general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets, judicial decisions and rulings, changes in domestic and foreign laws, regulations and taxes, effects of acquisitions and divestitures, and various other factors. The words "believe," "expect," "anticipate," "project," and similar expressions identify forward- looking statements.

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The Company's expectations regarding future earnings, growth initiatives, underwriting, cost controls, adequacy of loss and loss adjustment expense reserves, and enhancing shareholder value depend on a variety of factors, including economic, competitive and market conditions which may be beyond the Company's control and are thus difficult or impossible to predict. In light of the significant uncertainties inherent in the forward- looking information herein, the inclusion of such information should not be regarded as representation by the Company or any other person that the Company's objectives or plans will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

INVESTORS & ANALYSTS CONTACT:    ALLEN SUGERMAN CHIEF
                                 FINANCIAL OFFICER
                                 (800) 234-MIIX, EXT. 1311
                                 ASUGERMA@MIIX.COM

NEWS MEDIA CONTACT:              EMMALEE MORRISON
                                 AVP CORPORATE COMMUNICATIONS
                                 (800) 234-MIIX, EXT. 1335
                                 EMORRISO@MIIX.COM

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                                              THE MIIX GROUP, INC.
                                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                              Three Months Ended                     Six Months Ended
                                                    June 30,                             June 30,
                                             2003             2002                 2003               2002

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Total Premiums Written                   $       218      $     6,510          $      (918)       $   102,036
                                        ==============================        ================================
REVENUES

Net premiums earned                      $     7,277      $    49,083          $    27,137        $    86,236
Net investment income                          8,915           16,158               19,860             34,407
Realized investment gains (losses)             4,359              222                2,355             (1,281)
Other revenue                                  1,485            1,467                3,123              4,283
                                        ------------------------------        --------------------------------
  Total revenues                              22,036           66,930               52,475            123,645
                                        ------------------------------        --------------------------------

EXPENSES

Loss and loss adjustment expenses              4,600           54,497               21,563            136,301
Underwriting expenses                          4,676           10,624               10,419             21,364
Funds held charges                             5,543            7,528                9,678             22,287
Restructuring Charge                               -                -                    -              2,552
Other expenses                                   223              396                  469              1,670
                                        ------------------------------        --------------------------------
  Total expenses                              15,042           73,045               42,129            184,174
                                        ------------------------------        --------------------------------

Income (loss) before income taxes              6,994           (6,115)              10,346            (60,529)
Provision (Benefit) for income taxes          (2,425)               5               (4,313)           (11,416)

Net Income (loss) before cumulative     ------------------------------        --------------------------------
 effect of an accounting change          $     9,419      $    (6,120)         $    14,659        $   (49,113)
                                        ------------------------------        --------------------------------

Cumulative effect of an                  $         -      $         -          $         -        $    (2,373)
accounting change, net of tax
                                        ------------------------------        --------------------------------
Net Income (loss)                        $     9,419      $    (6,120)         $    14,659        $   (51,486)
                                        ------------------------------        --------------------------------

Realized investment (gains)                   (4,359)            (222)              (2,355)             1,281
 losses, net of tax
Cumulative effect of an                            -                -                    -              2,373
 accounting change, net of tax
Gain on sale of non-ins sub, net of tax            -                -                    -                  -
Restructuring and Severance                        -                -                    -              2,552
 charges, net of tax
                                        ------------------------------        --------------------------------
NET OPERATING INCOME (LOSS)              $     5,060      $    (6,342)         $    12,304        $   (45,280)
                                        ==============================        ================================

Weighted average number of shares         13,363,251       13,469,760           13,366,258         13,398,289
 outstanding - Basic
Weighted average number of shares         14,564,143       13,478,692           14,196,667         13,477,700
 outstanding - Diluted

Operating Earnings (Loss) Per Share     $       0.38      $     (0.47)         $      0.92        $     (3.38)


Basic Earnings (Loss) Per Share
 before cumulative effect of an
 accounting change                      $       0.70      $     (0.45)         $      1.10        $     (3.67)
Cumulative effect of an                 $          -      $         -          $         -        $     (0.18)
 accounting change
Basic Earnings (Loss) Per Share         $       0.70      $     (0.45)         $      1.10        $     (3.85)

Diluted Earnings (Loss) Per Share
 before cumulative effect of
 an accounting change                   $       0.65      $     (0.45)         $      1.03        $     (3.67)
Cumulative effect of an                 $          -      $         -          $         -        $     (0.18)
 accounting change
Diluted Earnings (Loss) Per Share       $       0.65      $     (0.45)         $      1.03        $     (3.85)

SELECTED FINANCIAL DATA

GAAP Loss & LAE ratio                           63.2%           111.0%                79.5%             158.1%
GAAP Expense ratio                              64.3%            21.6%                38.4%              24.8%
GAAP Combined ratio                            127.5%           132.6%               117.9%             182.9%

                                                         June 30, 2003
                                                           Unaudited
Total Stockholders' Equity                                $    55,492
Net unrealized gains, net of tax, included in equity      $    17,448
Book value per share                                      $      3.81
Book value per share excl. unrealized gains, net of tax   $      2.61


Common Shares outstanding                                  14,564,143
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